As filed with the Securities and Exchange Commission on July 27, 2011

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of Registrant as Specified in its Charter)

Maryland	84-1259577

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-173503
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Class Z Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25 per share)	The New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
          This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of Class Z Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25 per share) (the “Class Z Preferred Stock”), of Apartment Investment and Management Company, a Maryland corporation (the “Registrant”). The description of the Class Z Preferred Stock to be registered hereunder is set forth under the caption “Description of Class Z Cumulative Preferred Stock” in the Registrant’s Prospectus Supplement, dated July 26, 2011, with respect to the Class Z Preferred Stock (the “Prospectus Supplement”), filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (No. 333-173503) filed with the Securities and Exchange Commission on April 14, 2011, which description is incorporated herein by reference.
Item 2. Exhibits.
          The Registrant intends to register the Class Z Preferred Stock on The New York Stock Exchange, on which exchange other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange, and are filed as exhibits to this Registration Statement:
3.1	Articles of Restatement of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011).

3.2	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated February 2, 2010).

3.3	Articles Supplementary relating to the Class Z Preferred Stock.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
	By:	/s/ Ernest M. Freedman
		Name:	Ernest M. Freedman
Date: July 27, 2011		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Articles of Restatement of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011).

3.2	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated February 2, 2010).

3.3	Articles Supplementary relating to the Class Z Preferred Stock.